Exhibit 99.1

Mid-Con Energy Partners, LP Announces Fourth Quarter and Full Year 2019 Operating and Financial Results

TULSA, March 12, 2020 (GLOBE NEWSWIRE) -- Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced today its operating and financial results for fourth quarter and full year ended December 31, 2019.

“The Partnership acquired a significant number of mature water flood properties in Oklahoma during 2019 and successfully achieved first water injection at our Pine Tree Shannon Unit (“PTSU”) in Wyoming,” said President and Chief Operating Officer, Chad Roller.  “Our PTSU, made effective in the fourth quarter of 2019, represents the largest waterflood development in the history of the Partnership.  In the fourth quarter, we drilled wells and collected core in two Oklahoma waterflood properties acquired in 2018 with promising early results from preliminary core analysis.  Over the next year, we expect to continue to high-grade development opportunities in our portfolio to position the Partnership to reduce debt out of free cash flow.  In light of the recent commodity price volatility as of March 9, 2020, we are assessing our business plan and will make adjustments as needed.  We will issue guidance for 2020 once we complete our assessment of the business plan at current commodity prices.”

FULL YEAR 2019 SUMMARY

•

In March 2019, we simultaneously closed the previously announced definitive agreements to sell substantially all of our oil and natural gas properties located in Texas for approximately $59.8 million and to purchase certain oil and natural gas properties located in Osage, Grady and Caddo Counties in Oklahoma for an aggregate purchase price of approximately $28.1 million, including final post-closing adjustments for each transaction.

•	Received approval for unitization and began injection at PTSU, the largest new waterflood project the Partnership has undertaken, during the year ended December 31, 2019.
•	Returned approximately 202 wells to production across the portfolio during the year ended December 31, 2019.
•	Drilled 2 injection wells and 5 producing wells in Oklahoma and 1 water supply well in Wyoming during the year ended December 31, 2019.
•	Extended maturity of our revolving credit facility to May 2021.
•	Decreased total revolving credit facility borrowings by $25.0 million during the year ended December 31, 2019.
•	Full year net loss of $0.6 million in 2019 compared to a net loss $18.3 million in 2018.

FINANCIAL SUMMARY

Production for fourth quarter 2019 averaged 3,609 Boe/d, compared to 3,543 Boe/d in the third quarter of 2019. Commodity pricing increased during the fourth quarter 2019 as the average realized oil price after derivatives was $53.34 versus $52.05 per barrel in the third quarter 2019.

Lease operating expenses (“LOE”) for the fourth quarter 2019 were $9.2 million ($27.59 per Boe) compared to $8.3 million ($25.44 per Boe) in the third quarter of 2019. The majority of this increase was due to expenses associated with returning wells to production, resulting in an increased producing well count, and other workover expenses.

The Partnership spent $4.5 million on capital expenditures (“CAPEX”) during the fourth quarter of 2019, compared to CAPEX of $4.3 million during the third quarter of 2019. The increased capital spend was related to drilling five wells (three producing wells and two injection wells) in Oklahoma, re-completion programs in Wyoming and Oklahoma and continued progress on the PTSU waterflood project in Wyoming. High priority CAPEX in 2020 will be directed to the PTSU waterflood project in Wyoming and waterflood optimization projects in Oklahoma.

The increase in LOE and general and administrative expenses lowered fourth quarter 2019 Adjusted EBITDA(1) to $3.5 million from $4.4 million in the third quarter of 2019. During the fourth quarter 2019, the Partnership increased its debt by $3.0 million to $68.0 million outstanding as of December 31, 2019. As of February 28, 2020, debt outstanding was $74.0 million.

(1) Non-GAAP financial measure. Please refer to the related disclosure and reconciliation of net income (loss) to Adjusted EBITDA included in this press release.

HEDGING SUMMARY

Mid-Con Energy enters into various commodity derivative contracts intended to achieve more predictable cash flows by reducing the Partnership’s exposure to short-term fluctuations in oil prices. We believe this risk management strategy will serve to secure a portion of our revenues and, by retaining some opportunity to participate in upward price movements, may also enable us to realize higher revenues during periods when prices rise.

As of December 31, 2019, the following table reflects volumes of Mid-Con Energy’s production hedged by commodity derivative contracts, with the corresponding prices at which the production is hedged:

Period Covered	Weighted Average Fixed Price	Weighted Average Floor Price	Weighted Average Ceiling Price	Total Bbls Hedged/day	Index
Swaps - 2020	$55.81	$—	$—	1,931	NYMEX-WTI
Swaps - 2021	$55.78	$—	$—	672	NYMEX-WTI
Collars - 2021	$—	$52.00	$58.80	672	NYMEX-WTI

ANNUAL REPORT ON FORM 10-K

Our consolidated, audited financial statements and related footnotes will be available in our Annual Report on 2019 Form 10-K for year ended December 31, 2019 which will be filed on or about March 12, 2020.

UNITHOLDERS’ SCHEDULE K-1

Our unitholders’ Schedule K-1 for the tax year 2019 are available for download on the Mid-Con Energy website. Any questions related to Schedule K-1 should be directed to Mid-Con Energy Tax Package Support at 1-855-886-9760.

ABOUT MID-CON ENERGY PARTNERS, LP

Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located primarily in Oklahoma and Wyoming. For more information, please visit Mid-Con Energy’s website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” “pursue,” “target,” “will” and the negative of such terms or other comparable terminology. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements due to a number of factors including but not limited to volatility of commodity prices; revision to oil and natural gas reserves estimates as a result of changes in commodity prices; effectiveness of risk management activities; business strategies; future financial and operating results; our ability to pay distributions; ability to replace the reserves we produce through acquisitions and the development of our properties; future capital requirements and availability of financing; technology and cybersecurity; realized oil and natural gas prices; production volumes; lease operating expenses; general and administrative expenses; cash flow and liquidity; availability of production equipment; availability of oil field labor; capital expenditures; availability and terms of capital; marketing of oil and natural gas; general economic conditions; world-wide epidemics, including the coronavirus; competition in the oil and natural gas industry; environmental liabilities; counterparty credit risk; governmental regulation and taxation; compliance with NASDAQ listing requirements; developments in oil producing and natural gas producing countries; plans, objectives, expectations and intentions; and any other risks and uncertainties discussed in our Form 10-K and other filings with the SEC.

Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents and reports we file from time to time with the SEC.

MID-CON ENERGY PARTNERS, LP and subsidiaries
Consolidated Balance Sheets
(in thousands, except number of units)
(Unaudited)
	December 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$255	$467
Accounts receivable	6,853	4,194
Derivative financial instruments	—	5,666
Prepaid expenses	87	118
Assets held for sale	365	430
Total current assets	7,560	10,875
Property and equipment
Oil and natural gas properties, successful efforts method
Proved properties	261,375	379,441
Unproved properties	3,125	2,928
Other property and equipment	1,262	427
Accumulated depletion, depreciation, amortization and impairment	(72,303)	(175,948)
Total property and equipment, net	193,459	206,848
Derivative financial instruments	730	2,418
Other assets	1,020	1,563
Total assets	$202,769	$221,704
LIABILITIES, CONVERTIBLE PREFERRED UNITS AND EQUITY
Current liabilities
Accounts payable
Trade	$320	$141
Related parties	6,902	3,732
Derivative financial instruments	1,944	—
Accrued liabilities	795	2,024
Other current liabilities	430	—
Total current liabilities	10,391	5,897
Long-term debt	68,000	93,000
Other long-term liabilities	457	47
Asset retirement obligations	30,265	26,001
Commitments and contingencies
Class A convertible preferred units - 11,627,906 issued and outstanding, respectively	22,964	21,715
Class B convertible preferred units - 9,803,921 issued and outstanding, respectively	14,829	14,635
Equity, per accompanying statements
General partner	(793)	(786)
Limited partners - 30,824,291 and 30,436,124 units issued and outstanding, respectively	56,656	61,195
Total equity	55,863	60,409
Total liabilities, convertible preferred units and equity	$202,769	$221,704

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per unit data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Oil sales	$16,309	$15,966	$63,163	$65,206
Natural gas sales	374	318	1,304	1,130
Other operating revenues	297	458	1,280	778
(Loss) gain on derivatives, net	(7,174)	24,914	(10,246)	5,674
Total revenues	9,806	41,656	55,501	72,788
Operating costs and expenses
Lease operating expenses	9,160	6,642	31,870	22,537
Production and ad valorem taxes	1,402	1,680	5,486	5,483
Other operating expenses	642	657	2,068	945
Impairment of proved oil and natural gas properties	—	21,450	384	31,160
Impairment of assets held for sale	65	—	65	—
Depreciation, depletion and amortization	2,595	5,105	10,621	16,751
Dry holes and abandonments of unproved properties	—	417	—	612
Accretion of discount on asset retirement obligations	428	(27)	1,596	721
General and administrative	2,158	1,565	8,572	6,311
Total operating costs and expenses	16,450	37,489	60,662	84,520
(Loss) gain on sales of oil and natural gas properties, net	(21)	(120)	9,671	(509)
(Loss) income from operations	(6,665)	4,047	4,510	(12,241)
Other (expense) income
Interest income	—	—	10	3
Interest expense	(1,147)	(1,641)	(5,166)	(6,010)
Other expense	(56)	(35)	(3)	(15)
Gain on sale of other assets	—	—	123	—
(Loss) gain on settlements of asset retirement obligations	(1)	(2)	(73)	10
Total other expense	(1,204)	(1,678)	(5,109)	(6,012)
Net (loss) income	(7,869)	2,369	(599)	(18,253)
Less: Distributions to preferred unitholders	1,171	1,153	4,643	4,456
Less: General partner's interest in net (loss) income	(91)	29	(7)	(214)
Limited partners' interest in net (loss) income	$(8,949)	$1,187	$(5,235)	$(22,495)
Limited partners' interest in net (loss) income per unit
Basic	$(0.29)	$0.04	$(0.17)	$(0.74)
Diluted	$(0.29)	$0.02	$(0.17)	$(0.74)

Weighted average limited partner units outstanding
Limited partner units (basic)	30,824	30,436	30,764	30,328
Limited partner units (diluted)	30,824	52,579	30,764	30,328

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(599)	$(18,253)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion and amortization	10,621	16,751
Debt issuance costs amortization	702	678
Accretion of discount on asset retirement obligations	1,596	721
Impairment of proved oil and natural gas properties	384	31,160
Impairment of assets held for sale	65	—
Dry holes and abandonments of unproved properties	—	612
Loss (gain) on settlements of asset retirement obligations	73	(10)
Cash paid for settlements of asset retirement obligations	(97)	(128)
Mark to market on derivatives
Loss (gain) on derivatives, net	10,246	(5,674)
Cash settlements paid for matured derivatives, net	(949)	(6,928)
Cash premiums paid for derivatives	—	(401)
(Gain) loss on sales of oil and natural gas properties	(9,671)	509
Gain on sale of other assets	(123)	—
Non-cash equity-based compensation	696	744
Changes in operating assets and liabilities
Accounts receivable	(2,856)	1,367
Prepaid expenses and other assets	70	(61)
Accounts payable - trade and accrued liabilities	97	(210)
Accounts payable - related parties	1,554	1,708
Net cash provided by operating activities	11,809	22,585
Cash flows from investing activities
Acquisitions of oil and natural gas properties	(3,331)	(21,243)
Additions to oil and natural gas properties	(13,868)	(8,617)
Proceeds from sales of oil and natural gas properties	33,453	1,044
Proceeds from sale of other assets	123	—
Net cash provided by (used in) investing activities	16,377	(28,816)
Cash flows from financing activities
Proceeds from line of credit	11,000	22,000
Payments on line of credit	(36,000)	(28,000)
Debt issuance costs	(198)	(681)
Proceeds from sale of Class B convertible preferred units, net of offering costs	—	14,847
Distributions to Class A convertible preferred units	(2,000)	(2,500)
Distributions to Class B convertible preferred units	(1,200)	(800)
Net cash (used in) provided by financing activities	(28,398)	4,866
Net decrease in cash and cash equivalents	(212)	(1,365)
Beginning cash and cash equivalents	467	1,832
Ending cash and cash equivalents	$255	$467

Mid-Con Energy Partners, LP and subsidiaries

Net Production Volumes, Average Sales Prices and Unit Costs per Boe

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	Change	% Change	2019	2018	Change	% Change
Production volumes, net
Oil (MBbls)	302	314	(12)	(4%)	1,179	1,112	67	6%
Natural gas (MMcf)	178	140	38	27%	676	457	219	48%
Total (MBoe)	332	337	(5)	(1%)	1,292	1,188	104	9%
Average daily net production (Boe/d)	3,609	3,663	(54)	(1%)	3,540	3,255	285	9%

Average sales price
Oil (per Bbl)
Sales price	$54.00	$50.85	$3.15	6%	$53.57	$58.64	$(5.07)	(9%)
Effect of net settlements on matured derivative instruments	$(0.66)	$(3.64)	$2.98	(82%)	$(0.80)	$(6.59)	$5.79	88%
Realized oil price after derivatives	$53.34	$47.21	$6.13	13%	$52.77	$52.05	$0.72	1%
Natural gas (per Mcf)	$2.10	$2.27	$(0.17)	(7%)	$1.93	$2.47	$(0.54)	(22%)

Average unit costs per Boe
Lease operating expenses	$27.59	$19.71	$7.88	40%	$24.67	$18.97	$5.70	30%
Production and ad valorem taxes	$4.22	$4.99	$(0.77)	(15%)	$4.25	$4.62	$(0.37)	(8%)
Depreciation, depletion and amortization	$7.82	$15.15	$(7.33)	(48%)	$8.22	$14.10	$(5.88)	(42%)
General and administrative expenses	$6.50	$4.64	$1.86	40%	$6.63	$5.31	$1.32	25%

NON-GAAP FINANCIAL MEASURE

This press release, the financial tables and other supplemental information include “Adjusted EBITDA” which is a non-generally accepted accounting principles (“Non-GAAP”) measure used by our management to describe financial performance with external users of our financial statements. The Partnership believes the Non-GAAP financial measure described above is useful to investors because this measurement is used by many companies in its industry as a measurement of financial performance and is commonly employed by financial analysts and others to evaluate the financial performance of the Partnership and to compare the financial performance of the Partnership with the performance of other publicly traded partnerships within its industry. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Adjusted EBITDA is defined as net income (loss) plus (minus):

•	Interest expense, net;
•	Depreciation, depletion and amortization;
•	Accretion of discount on asset retirement obligations;
•	Impairment of proved oil and natural gas properties;
•	Impairment of assets held for sale;
•	Dry holes and abandonments of unproved properties;
•	(Gain) loss on derivatives, net;
•	Cash settlements received (paid) for matured derivatives, net;
•	Cash premiums received (paid) for derivatives, net;
•	Non-cash equity-based compensation;
•	(Gain) loss on sale of other assets; and
•	(Gain) loss on sales of oil and natural gas properties, net.

Mid-Con Energy Partners, LP and subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income	$(7,869)	$2,369	$(599)	$(18,253)
Interest expense, net	1,147	1,641	5,156	6,007
Depreciation, depletion and amortization	2,595	5,105	10,621	16,751
Accretion of discount on asset retirement obligations	428	(27)	1,596	721
Impairment of proved oil and natural gas properties	—	21,450	384	31,160
Impairment of assets held for sale	65	—	65	—
Dry holes and abandonments of unproved properties	—	417	—	612
Loss (gain) on derivatives, net	7,174	(24,914)	10,246	(5,674)
Cash settlements paid for matured derivatives, net	(199)	(940)	(949)	(6,928)
Cash premiums paid for derivatives	—	(201)	—	(401)
Non-cash equity-based compensation	119	74	696	744
Gain on sales of other assets	—	—	(123)	—
Loss (gain) on sales of oil and natural gas properties, net	21	120	(9,671)	509
Adjusted EBITDA	$3,481	$5,094	$17,422	$25,248

INVESTOR RELATIONS CONTACT

IR@midcon-energy.com

(918) 743-7575